Exhibit 99.1 FINANCIAL STATEMENTS OF USG FOR THE YEARS ENDED APRIL 30, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of U.S. Gold Corp.:

We have audited the accompanying consolidated balance sheets of U.S. Gold Corp. (the “Company”) as of April 30, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Gold Corp., as of April 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum llp

New York, NY
December 30, 2016

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U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	April 30,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash	$305,661	$42,225
Prepaid expenses and other current assets	14,817	2,500

Total Current Assets	320,478	44,725

NON - CURRENT ASSETS:
Mineral rights	3,091,738	3,091,738

Total Assets	$3,412,216	$3,136,463

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$93,242	$—
Accounts payable and accrued liabilities - related parties	42,466	—
Note payable - related party	285,000	—
Advances from a related party	123,624	123,624

Total Current Liabilities	544,332	123,624

Commitments and Contingencies (see Note 7)

STOCKHOLDERS’ EQUITY :
Preferred stock ($0.0001 par value; 50,000,000 authorized none issued and outstanding as of April 30, 2016 and 2015)	—	—
Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized; 20,000 and no issued and outstanding as of April 30, 2016 and 2015, respectively)	2	—
Common stock ($0.0001 Par Value; 200,000,000 Shares Authorized; 2,500,000 and 10,000 shares issued and outstanding as of April 30, 2016 and 2015, respectively)	250	1
Additional paid-in capital	3,289,228	3,027,239
Accumulated deficit	(421,596)	(14,401)

Total Stockholders’ Equity	2,867,884	3,012,839

Total Liabilities and Stockholders’ Equity	$3,412,216	$3,136,463

See accompanying notes to consolidated financial statements.

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U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	April 30, 2016	April 30, 2015
Net revenues	$—	$—

Operating expenses:
Compensation expenses	260,417	—
Professional expenses	80,901	230
General and administrative expenses	65,409	14,171

Total operating expenses	406,727	14,401

Loss from operations	(406,727)	(14,401)

Other expense:
Interest expense - related party	(468)	—

Total other expense	(468)	—

Loss before provision for income taxes	(407,195)	(14,401)

Provision for income taxes	—	—

Net loss	$(407,195)	$(14,401)

Net loss per common share, basic and diluted	$(3.42)	$(1.69)

Weighted average common shares outstanding - basic and diluted	118,933	8,507

See accompanying notes to consolidated financial statements.

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U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended April 30, 2016 and 2015

	Preferred Stock - Series A		Common Stock		Additional		Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, April 30, 2014	—	$—	—	$—	$—	$—	$—

Issuance of common stock to a related party for cash	—	—	5,000	—	1,525,000	—	1,525,000

Issuance of common stock for the acquisition of mineral rights	—	—	5,000	1	1,499,999	—	1,500,000

Stockholder’s capital contribution	—	—	—	—	2,240	—	2,240

Net loss	—	—	—	—	—	(14,401)	(14,401)

Balance, April 30, 2015	—	—	10,000	1	3,027,239	(14,401)	3,012,839

Cancellation of common stock in exchange of preferred stock	20,000	2	(10,000)	(1)	(1)	—	—

Stockholder’s capital contribution	—	—	—	—	12,240	—	12,240

Issuance of common stock for services	—	—	2,500,000	250	249,750	—	250,000

Net loss	—	—	—	—	—	(407,195)	(407,195)

Balance, April 30, 2016	20,000	$2	2,500,000	$250	$3,289,228	$(421,596)	$2,867,884

See accompanying notes to consolidated financial statements.

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U.S. GOLD CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	April 30, 2016	April 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(407,195)	$(14,401)
Stock based compensation	250,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(12,317)	(2,500)
Accounts payable and accrued liabilities	93,242	—
Accounts payable and accrued liabilities - related parties	42,466	—

NET CASH USED IN OPERATING ACTIVITIES	(33,804)	(16,901)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral rights	—	(1,591,738)

NET CASH USED IN INVESTING ACTIVITIES	—	(1,591,738)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock to a related party for cash	—	1,525,000
Stockholder’s capital contribution	12,240	2,240
Proceeds from issuance of note payable - related party	285,000	—
Advances from a related party	—	123,624

NET CASH PROVIDED BY FINANCING ACTIVITIES	297,240	1,650,864

NET INCREASE IN CASH	263,436	42,225

CASH - beginning of period	42,225	—

CASH - end of period	$305,661	$42,225

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for the acquisition of mineral rights	$—	$1,500,000

See accompanying notes to consolidated financial statements.

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NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

U.S. Gold Corp. (the “Company”) was incorporated under the laws of the State of Nevada on February 14, 2014 under the name of CK Mining Corp. On March 8, 2016, the Company’s corporate name was changed to U.S. Gold Corp. The Company is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming and certain unpatented mining claims in Meagher County Montana.

On May 31, 2016, the Board of Directors of the Company approved a forward stock split of the Company’s Common Stock at a ratio of 5-for-1 (the “Forward Stock Split”) including shares issuable upon conversion of the Company’s outstanding convertible securities. All share and per share values of the Company’s common stock for all periods presented in the accompanying financial statements are retroactively restated for the effect of the Forward Stock Split in accordance with Staff Accounting Bulletin 4C.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Going Concern

The financial statements are prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and present the consolidated financial statements of the Company and its wholly-owned subsidiary as of April 30, 2016. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances have been eliminated.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of approximately $407,000 and $34,000, respectively, for the year ended April 30, 2016. Additionally, the Company had an accumulated deficit of approximately $422,000 and working capital deficit of approximately $224,000 at April 30, 2016. In addition, the Company will need to raise capital in order to execute its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of this financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.

Uncertainty regarding these matters, raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

Use of Estimates and Assumptions

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. At April 30, 2016 and 2015, the Company did not have any cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At April 30, 2016, the Company had bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in balance sheets for cash, prepaid expenses, accounts payable and accrued liabilities approximate their estimated fair market values based on the short-term maturity of these instruments. The advances from a related party approximate its fair value based on similar terms afforded like-kind transactions.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets of $14,817 and $2,500 at April 30, 2016 and 2015, respectively, consist of prepayment for easement fees which will be amortized within a year.

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Rights (continued)

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually. An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed, such amounts to date have not been material.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

ASC 930-805 provides that in fair valuing mineral assets, an acquirer should take into account both:

●	The value beyond proven and probable reserves (“VBPP”) to the extent that a market participant would include VBPP in determining the fair value of the assets.

●	The effects of anticipated fluctuations in the future market price of minerals in a manner that is consistent with the expectations of market participants.

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The Company has adopted ASC 740-10, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they are filed.

Recent Accounting Pronouncements

In November 2015, FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, “Income Taxes”, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material on the Company’s financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. Early adoption is permitted. The Company is currently in the process of assessing the impact the adoption of this guidance will have on the Company’s financial statements.

In March 2016, FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718)”, or ASU 2016-09. ASU 2016-09 was issued as part of the FASB’s simplification initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. ASU 2016-09 focuses on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities and classification on the statement of cash flows. The guidance in ASU No. 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company will evaluate the effect of ASU 2016-09 for future periods.

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of certain cash receipts and cash payments (a consensus of the emerging issues take force). This ASU addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance will be effective for the Company on January 1, 2018. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On November 17, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. It is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement. The statement requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. Prior to this pronouncement, there was no guidance on how to present restricted cash and cash equivalents. Some entities already combined them with other components of cash and cash equivalents and the body of the statement reconciled the beginning balance of the total to the ending balance. Other entities excluded restricted items from the total. As a result, changes in the balance s of restricted cash and restricted cash equivalents were considered causes of increases to cash and cash equivalents. A decrease in restricted cash, for example, would result in a source of cash and cash equivalents, increasing the balance. This pronouncement goes into effect for periods beginning after December 15, 2017. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 — MINERAL RIGHTS

The mineral properties consist of the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and certain unpatented mining claims in Meagher County Montana. On July 2, 2014, the Company entered into an Asset Purchase Agreement with the seller, Wyoming Gold Mining Company, Inc., whereby the Company acquired certain mining leases and other mineral rights comprising the Copper King project and certain unpatented mining claims located in Montana.

Pursuant to the Asset Purchase Agreement for $3.0 million, the purchase price was a) cash payment in the amount of $1.5 million and b) closing shares calculated at 50% of the issued and outstanding shares of the Company’s common stock and valued at $1.5 million. The Company issued 5,000 shares of the Company’s common stock to the seller (see Note 5).

In accordance with ASC 360-10, “Property, Plant, and Equipment”, assets are recognized based on their cost to the acquiring entity, which generally includes the transaction costs of the asset acquisition. Accordingly, the Company recorded a total cost of the acquired mineral properties of $3,091,738 which includes the purchase price ($3,000,000) and related transaction cost.

As of April 30, 2016 and 2015, based on management’s review of the carrying value of mineral rights, management determined that there is no evidence that the cost of these acquired mineral rights will not be fully recovered and accordingly, the Company has determined that no adjustment to the carrying value of mineral rights was required.

NOTE 4 — RELATED PARTY TRANSACTIONS

The principal stockholder of the Company, Copper King LLC, from time to time, provided advances to the Company for working capital purposes. Additionally, during fiscal 2014, Copper King LLC also provided advances to the Company for transaction/legal cost related to the purchase of the mineral properties in July 2014 (see Note 3). At April 30, 2016 and 2015, the Company had a payable to such related party of $123,624. These advances are non-interest bearing and due on demand.

On April 19, 2016, the Company issued a 5% Unsecured Promissory Note due July 1, 2016 to the principal stockholder of the Company, Copper King LLC in the amount of $285,000. This promissory note does not contain any conversion features. At April 30, 2016, the outstanding principal amount of the note was $285,000 and accrued interest of $468.

Accounts payable to a related party as of April 30, 2016 was $2,007 and was reflected as accounts payable and accrued liabilities – related parties in the accompanying unaudited condensed balance sheets. The related party is a managing partner of Copper King LLC.

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NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized within the limitations and restrictions stated in the Amended and Restated Articles of Incorporation to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company’s Board of Directors establish.

Series A Convertible Preferred Stock

On April 6, 2016, the Company designated 20,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $500 per share and an initial conversion price of $0.20 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise.

The holders of the Series A Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. On June 21, 2016, the Board of Directors of the Company approved to lower the conversion price to $0.16666 and to increase the number of authorized shares to 23,000 Series A Preferred Stock. The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock, Series B Preferred Stock, and Series C Preferred Stock.

Common Stock

On June 17, 2014, the Company issued 5,000 shares of its common stock to the principal stockholder of the Company, Copper King LLC for cash of $1,525,000.

On July 2, 2014, the Company issued 5,000 shares of its common stock in connection with an Asset Purchase Agreement to acquire certain mineral rights (see Note 3). The fair value of the 5,000 shares (post-split) of common stock is deemed by the Company to be $1.5 million in accordance with ASC 845-10, “Nonmonetary Transactions”, the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the assets acquired was a better indicator and more clearly evident and thus, more reliably measurable.

On April 6, 2016, the Company issued 20,000 shares of the Company’s Series A Convertible Preferred Stock in exchange for the cancellation of 10,000 shares of the Company’s common stock. The 20,000 shares of the Company’s Series A Preferred Stock are convertible into 60,000,000 shares of common stock.

On April 14, 2016, the Company entered into an employment agreement and issued 2,500,000 shares of the Company’s common stock to the Chief Executive Officer of the Company. The Company valued these common shares at the fair value of $250,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $250,000 for the year ended April 30, 2016.

Additional Paid In Capital

During the years ended April 30, 2016 and 2015, a principal stockholder contributed working capital of $12,240 and $2,240, respectively, which has been included in additional paid in capital.

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NOTE 6 — NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, by the weighted average number of shares of Common Stock outstanding during the period. The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	April 30, 2016	April 30, 2015
Common stock equivalents:
Convertible preferred stock	60,000,000	—
Total	60,000,000	—

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements

On April 12, 2016, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board. Any bonus for a calendar year shall be subject to Mr. Karr’s continued employment with the Company through the end of the calendar year in which it is earned and shall be paid after the conclusion of the calendar year in accordance with the Company’s regular bonus payment policies in the year following the year with respect to which the bonus relates, and in any case not later than two and one half (2-1/2) months following the end of the year with respect to which a bonus is earned.

The Company’s Chief Operating Officer, Mr. David Rector, is employed under an Executive Employment Agreement dated Apri1 14, 2016. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term. Mr. Rector is to receive a base salary of $15,000 per month. The agreement calls for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the board of directors and to be paid in cash, stock, or a combination thereof in the discretion of the board.

Mining Leases

The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases. These leases were assigned to the Company in July 2014 through the acquisition of the Copper King project.

The Company’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828 consisting of 640 acres.

2) State of Wyoming Mining Lease No. 0-40858 consisting of 480 acres.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre.

In connection with the Wyoming Mining Leases, the following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

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NOTE 7 — COMMITMENTS AND CONTINGENCIES (continued)

The future minimum lease payments under these mining leases are as follows:

2017	$2,240
2018	2,240
2019	2,240
2020	2,240
2021	2,240
Thereafter	6,720
Total	$17,920

NOTE 8 - INCOME TAXES

The Company has a net operating loss carry-forward for tax purposes totaling $171,596 at April 30, 2016, expiring through the year 2036.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the years ended April 30, 2016 and 2015:

	For the Year Ended April 30, 2016	For the Year Ended April 30, 2015
Tax benefit computed at “expected” statutory rate	$(138,446)	$(4,896)
Non-deductible expenses: Stock-based compensation	85,000	—
Increase in valuation allowance	53,446	4,896
Net income tax benefit	$—	$—

The Company has a deferred tax asset which is summarized as follows at April 30, 2016 and 2015:

Deferred tax assets:

	April 30, 2016	April 30, 2015
Net operating loss carryover	$58,342	$4,896
Less: valuation allowance	(58,342)	(4,896)
Net deferred tax asset	$—	$—

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the period ended:

	April 30, 2016	April 30, 2015
Computed “expected” tax expense (benefit)	(34.0)%	(34.0)%
Permanent differences	21.0%	0%
Change in valuation allowance	13.0%	34.0%

Effective tax rate	0.0%	0.0%

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at April 30, 2016, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $53,446 and $4,896 in the years ended April 30, 2016 and 2015, respectively. The Company’s 2015 and 2014 tax years remain open to examination by the Internal Revenue Service (“IRS”). The IRS has the authority to examine those tax years until the applicable statute of limitations expire.

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NOTE 9 — SUBSEQUENT EVENTS

Preferred Stock

On July 6, 2016, the Company issued 2,334 shares of Series A Preferred Stock (convertible into 7,000,000 Common Shares) to the Placement Agent for certain financial advisory services rendered.

On May 26, 2016, the Company designated 600,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $1 per share and conversion price of $0.10 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series B Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series B Preferred Stock does not contain any redemption provision. The Series B Preferred Stock (a) are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock and Series C Preferred Stock, but not before payments in respect of the Company’s Series A Preferred Stock.

On May 27, 2016, the Company issued 560,015 shares of its Series B Convertible Preferred Stock, convertible into 5,600,150 shares of its common stock, for $560,015. The Company received net proceeds of $552,440 after legal fees and related private placement expenses.

In July 2016, the Company designated 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $2.20 per share and conversion price of $0.22 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series C Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series C Preferred Stock does not contain any redemption provision. On October 5, 2016, the Board of Directors of the Company approved to increase the number of authorized shares to 5,500,000 shares of Series C Preferred Stock.

On July 29, 2016, the Company completed a private placement to several investors for the purchase of 2,156,688 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $4.06 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 10, 2016, the Company completed a private placement to several investors for the purchase of 1,993,851 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $3.84 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 31, 2016, the Company completed a private placement to several investors for the purchase of 849,445 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $1.63 million. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with these three private placements, certain Financial Industry Regulatory Authority (“FINRA”) broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $1,345,000. The Company also paid legal fees and related private placement expenses of approximately $166,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 5,000,000 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company.

On October 6, 2016, the Company completed a private placement to several investors for the purchase of 428,309 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $824,000. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with this private placement, certain FINRA broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $113,000. The Company also paid legal fees and related private placement expenses of approximately $5,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company. The Company intends to issue these warrants upon closing the Merger Agreement with Dataram Corporation.

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NOTE 9 — SUBSEQUENT EVENTS (continued)

Common Stock for Services

In May 2016, the Company issued an aggregate of 750,000 shares of the Company’s common stock to the Chief Operating Officer and a director of the Company for services rendered to the Company. The Company valued these common shares at the fair value of $75,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

In May 2016, the Company issued 1,500,000 shares of the Company’s common stock to a consultant for services rendered to the Company. These shares were issued directly and not pursuant to any formal equity compensation plan.

The Company valued these common shares at the fair value of $150,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

Mineral Rights

The Company, through its wholly-owned subsidiary, U.S. Gold Acquisition, Inc., acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (collectively the “Sellers”) under the terms of the Purchase and Sale Agreement. At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. The purchase price for the Keystone Property consisted of the following: (a) cash payment in the amount of $250,000, and (b) the closing shares which is equivalent to 5,550,000 shares of the Company’s common stock. The Company valued these common shares at the fair value of $555,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share.

In addition, the Sellers were granted an aggregate of 2,777,500 five-year option to purchase shares of the Company’s common stock at an exercise price of 0.30 per share. The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The 2,777,500 options were valued on the grant date at approximately $0.07 per option or a total of $184,968 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share (based on the sale of its preferred stock in a private placement at $0.10), volatility of 112% (based from volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 1.39%. The options are non-forfeitable and are not subject to obligations or service requirements. The fair value of the options was included in the acquisition cost of the Keystone Project

Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Under the terms of the Purchase and Sale Agreement, the Company may buy down one percent (1%) of the royalty to Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, the Company may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.

Executive Employment Agreements

On June 27, 2016, the Company entered into an employment agreement with its Chief Geologist, Mr. David Mathewson. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term by either party.

Mr. Mathewson is to receive a base salary of $200,000 per year. The base salary shall be payable as follows: (a) 25% of the base salary shall be payable in equal monthly cash installments and (b) the remaining 75% of the base salary shall be payable in equal monthly installments in the form of common stock of the Company. Each installment of common stock shall be issued on the first business day of the months and shall be valued at the market price on the trading day immediately prior to the date of issuance. Market price is the closing bid price on the principal securities exchange or trading market. Mr. Mathewson shall be entitled to receive bonus to be paid in cash, stock, or a combination thereof and equity awards.

Operating Lease

The Company leases its corporate facility in Elko, Nevada under operating leases for a period of 12 months commencing in July 2016 and expiring in July 2017. The Company shall pay a monthly base rent of $1,000 plus a pro rata share of operating expenses.

15

NOTE 9 — SUBSEQUENT EVENTS (continued)

Merger Agreement

On June 13, 2016, the Company and Dataram Corporation, a Nevada corporation (“Dataram”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dataram’s wholly owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Company will merge with and into Acquisition Sub with the Company as the surviving corporation. The closing of the Merger is subject to customary closing conditions, including, among other things:

●	the approval of Dataram’s shareholders holding a majority of the Dataram’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;
●	the approval of the Dataram’s shareholders holding a majority of Dataram’s outstanding voting capital to increase the number of shares of authorized common stock;
●	the closing by the Company of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);
●	the closing by the Company of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);
●	the receipt by Dataram of a fairness opinion with respect to the Merger and the Merger Consideration; and
●	the Dataram’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in Dataram, of certain pre-Merger Dataram assets or the proceeds there from, as, when and if Dataram’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of Dataram’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of the Company’s stockholder, shares of Dataram’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). On July 6, 2016, Dataram filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a reverse stock split of the Dataram’s issued and outstanding Common Stock per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”).

The Merger Consideration shall be allocated as follows and is presented below in terms of Dataram’s Common Stock and reflects the effect of the 1 for 3 Reverse Stock Split in July 2016:

●	22,333,333 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series A Preferred Stock;

●	1,866,717 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series B Preferred Stock;

●	Up to 15,151,515 shares of Dataram’s Common Stock shall be issued to holders of the Company’s common stock issued in connection with the U.S. Gold Financing;

●	A minimum of 1,333,333 and a maximum of 2,333,333 shares of Dataram’s Common Stock and warrants to purchase up to 250,000 shares of Dataram’s Common Stock (or such lesser amount depending on the size of the U.S. Gold Financing) shall be issued to the placement agent in the U.S. Gold Financing;

●	1,850,000 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s common stock issued in connection with the closing of the acquisition of the Keystone Project;

16

NOTE 9 — SUBSEQUENT EVENTS (continued)

●	1,583,333 shares of Dataram’s Common Stock shall be issued to certain incoming officers and consultants of the Company pursuant to a shareholder approved equity incentive plan of Dataram (the “Management Shares”); and

●	925,833 of Dataram’s options shall be issued to the holders of the Company’s outstanding stock options issued in connection with the closing of the acquisition of the Keystone Project.

Upon closing of the Merger and as a result of the transactions contemplated by the Merger Agreement, Dataram’s pre-Merger stockholders are anticipated to own between approximately 8.6% and 11.0% of the outstanding Common Stock on an “as converted” basis.

The Company’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

On November 28, 2016, the Company, Dataram Corporation, Dataram Acquisition Sub, Inc., and Copper King, LLC, a principal stockholder of the Company, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 which was amended and restated on July 29, 2016 (the “Amended and Restated Merger Agreement”) and amended and restated on September 14, 2016 (the “Second Amended and Restated Merger Agreement”).

The parties agreed to execute the Third and Final Amended and Restated Merger Agreement in order to, among other things:

●	Increase the Merger Consideration for the Company’s holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

●	Reducing the number of shares issuable to holders of the Company’s Series C Preferred Stock issued in connection with the Company’s holders private placement (the “Financing”) to 18,094,362 from 18,181,817;

●	Increasing the maximum number of warrants to purchase Dataram’s common stock issuable to the placement agent in the Financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

●	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition;

●	Eliminate a covenant that certain officers and directors of Dataram be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

●	Revise the maximum number of shares Dataram shall have outstanding at the closing of the merger, on a fully diluted basis, to 4,945,182 shares of common stock and equivalents.

17